                                                                   EXHIBIT 10.22
                         STOCKHOLDER VOTING AGREEMENT


     Stockholder Voting Agreement (the "Agreement") dated as of July 31, 1998, by and among John W. Kluge ("Kluge"), Chase Manhattan Bank, and John W. Kluge Trustees U/A Dated May 30, 1984 As Amended By and For John W. Kluge (the "Trust"), and PHP Healthcare Corporation, a Delaware corporation (the "Company").

     WHEREAS, the Trust beneficially owns 1,625,000 shares of common stock, $.01 par value per share, of the Company ("Common Stock");

     WHEREAS, the Trust desires to acquire up to an additional 575,000 shares of Common Stock; and

     WHEREAS, as a condition to permitting the Trust to acquire additional shares of Common Stock, the Company requires that Kluge and the Trust (collectively, the "Kluge Parties") enter into this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                     TERM

     1.1.  Term.  The term of this Agreement (the "Term") shall commence on the
           ----
date hereof and continue until the Kluge Parties beneficially own less than five percent (5%) of the outstanding Common Stock of the Company.

                                  ARTICLE II

                                REPRESENTATIONS
                                ---------------

     2.1.  Representations of the Company.  The Company hereby represents and
           ------------------------------
warrants to the Kluge Parties that (i) the Company has the full legal right, power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Company, and the consummation by it of the transactions contemplated herein, have been duly authorized by the Company,
(iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or general equitable principles may affect the enforceability thereof, and (iv) subject to the execution and delivery of this Agreement by the Kluge Parties, the Board of Directors of the Company has approved the acquisition by the Kluge Parties of an additional 575,000 shares of Common Stock for purposes of Section 203 of the Delaware General Corporation Law and the Rights Agreement, dated as of April 10, 1992, by and between the Company and Riggs National Bank, N.A., as rights agent.

     2.2.  Representations of the Kluge Parties.  The Kluge Parties hereby
           ------------------------------------
represent and warrant to the Company that (i) the Kluge Parties have the full legal right, power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Kluge Parties, and the consummation by them of transactions contemplated herein, have been duly authorized by the Kluge Parties, (iii) this Agreement constitutes the legal, valid and binding obligation of the Kluge Parties enforceable against the Kluge Parties in accordance with its terms, except to the extent that any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or general equitable principles may affect the enforceability thereof, (iv) on the date hereof, the Kluge Parties beneficially own only 1,625,000 shares of Common Stock, and neither Kluge, the Trust nor any of their affiliates or associates beneficially owns any other securities of any of the Company, or rights or interests in any such securities, (v) none of the Kluge Parties has any agreements, arrangements or understandings with any person regarding any possible stockholder proposal or proxy solicitation with respect to the Company, or with regard to the acquisition or voting of any securities of the Company, and (vi) the Kluge Parties have made all filings required to be made under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and the information contained in such filings does not contain any material misstatement or omit to make any statement that in light of the circumstances in which they were made true and correct in all material respects.


                                  ARTICLE III

                       VOTING; RESTRICTIONS ON TRANSFERS
                       ---------------------------------

     3.1.  Voting of Common Stock.  The Kluge Parties agree that at each meeting
           ----------------------
of stockholders of the Company and in any action by written consent of the stockholders of the Company, the Kluge Parties shall vote or execute consents in respect of, or cause to be voted or cause consents to be executed in respect of, all of the shares of Common Stock, or any other voting securities of the Company beneficially owned by the Kluge Parties or their affiliates or associates as follows:

          (a) all shares of Common Stock beneficially owned by the Kluge Parties or their affiliates or associates and acquired on or after the date of this Agreement shall be voted, at their option, either (i) in accordance with the recommendation of the Board of Directors of the Company or (ii) pro rata in the same manner and proportion that votes (or consents, as the case may be) of the stockholders of the Company (other than the Kluge Parties) have been cast; and

          (b) after the earlier of (A) Mr. Kluge's death or incapacity or (B) the date Mr. Kluge ceases to be a trustee and beneficiary of the Trust, the Kluge Parties shall vote or cause all shares of Common Stock beneficially owned by the Kluge Parties or their affiliates or associates (whether acquired before, on or after the date hereof) to be voted, at their option, either (i) in accordance with the recommendation of the Board of Directors of the Company, or
(ii) pro rata in the same manner and proportion that votes (or consents, as the case may be) of the stockholders of the Company (other than the Kluge Parties) have been cast.

The Kluge Parties will ensure that they and their affiliates or associates are present, in person or by proxy, at all meetings of stockholders of the Company so that all voting securities beneficially owned by the Kluge Parties or their affiliates or associates shall be counted for purposes of determining the presence of a quorum at such meeting.

     3.2.  Irrevocable Proxy.  In the event a Kluge Party shall fail to comply
           -----------------
with the provisions of Section 3.1 hereof as determined by the Company in its sole discretion, such Kluge Party agrees that such failure shall result, without any further action by such Kluge Party, in the irrevocable appointment of the Chief Executive Officer of the Company, until termination of this Agreement, as such Kluge Party's attorney-in-fact and proxy pursuant to the provisions of
Section 212(e) of the General Corporation Law of the State of Delaware, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the shares of Common Stock which such Kluge Party is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, in the manner specified in Section 3.1 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Kluge Party hereby revokes all other proxies and powers of attorney with respect to the shares of Common Stock which such Kluge Party may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Kluge Party with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each Kluge Party and any obligation of a Kluge Party under this Agreement shall be binding upon the heirs, personal representatives and successors of such Kluge Party.

     3.3.  Restrictions on Transfer.  The Kluge Parties shall not, directly or
           ------------------------
indirectly, sell, lend, transfer or otherwise dispose of any of their shares of Common Stock of the Company (or agree to do so) to any person which, to their knowledge and after taking into account such sale, would result in the transferee beneficially owning more than five percent (5%) of the Company's outstanding Common Stock; provided, however, that the Kluge Parties may sell, lend, transfer or otherwise dispose of shares of Common Stock in any brokerage transaction in which the identity of the buyer is unknown or to any Permitted Transferee (as defined below) that agrees to be bound by the terms of this Agreement pursuant to a written instrument in form and substance acceptable to the Company. For purposes of this Agreement, the term "Permitted Transferee" means (i) John W. Kluge or Stuart Subotnick, any member of their immediate families and any issue of Kluge or Mr. Subotnick or any such member; (ii) a trust solely for the benefit of the individuals referred to in clause (i); (iii) the guardian or conservator of any of the individuals referred to in clause (i);
(iv) the estate of any of the individuals referred to in clause (i); and (v) and a corporation, partnership, limited liability company or other entity all of the outstanding securities of which are owned by any of the persons referred to in clauses (i), (ii), (iii) or (iv).

                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

     4.1.  Governing Law.  This Agreement shall be governed and construed in
           -------------
accordance with the laws of the State of New York without regard to its rules of conflict of laws.

     4.2.  Successors and Assigns.  Except as otherwise provided herein, the
           ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

     4.3.  Entire Agreement; Amendment.  This Agreement constitutes the full and
           ---------------------------
entire understanding and agreement between the Parties with regard to the subjects related to herein, and neither the Kluge Parties nor the Company shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     4.4.  Notices.  Any notice or other communication in connection with this
           -------
Agreement shall be made in writing and served by personal delivery (including, without limitation, courier, Federal Express or other overnight messenger service), or mailed by United States certified mail, postage prepaid, return receipt requested, addressed as follows:

           If to the Company, to:

               PHP Healthcare Corporation.
               11440 Commerce Park Drive, Suite 300
               Reston, Virginia  20191
               Attention:  Jack M. Mazur
                           President and Chief Executive Officer


           With copies to:

               PHP Healthcare Corporation.
               11440 Commerce Park Drive, Suite 300
               Reston, Virginia  20191
               Attention:  Ben Rosenbaum
                           General Counsel

           and

               Fried, Frank, Harris, Shriver & Jacobson
               1001 Pennsylvania Avenue, N.W.
               Suite 800
               Washington, DC  20004-2505
               Attention:  Richard A. Steinwurtzel, Esq.


           If to the Kluge Parties, to:

               John W. Kluge
               215 East 67th Street
               New York, NY

           and

               c/o John W. Kluge
               215 East 67th Street
               New York, NY

          With copies to:

               Metromedia Company
               One Meadowlands Plaza
               E. Rutherford, NJ  07073
               Attention:  General Counsel

          and

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York  10019-6064
               Attention:  James M. Dubin, Esq.

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     4.5.  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

     4.6.  Severability.  The invalidity or unenforceability of any provision of
           ------------
this Agreement shall not affect the validity or enforceability of any other provision hereof.

     4.7.  Expenses.  The Kluge Parties and the Company shall each bear their
           --------
own expenses with respect to this Agreement and the transactions contemplated hereby.

     4.8.  Construction.  The headings of the Articles, Sections and paragraphs
           ------------
of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to effect the construction hereof. As used in this Agreement (i) "hereof", "hereunder", "herein" and words of like impact
                       ------    ---------    ------
shall be deemed to refer to this Agreement in its entirety and not just a particular section of this agreement, (ii) "beneficially own" shall have the
                                            ----------------
meaning of such term within Rule 13d-3 (as such rule is currently in effect) under the Exchange Act, (iii) "affiliate" and "associate" shall each have the
                               ---------       ---------
meaning of such terms within Rule 12b-2 (as such rule is currently in effect) under the Exchange Act.

     4.9.  Further Assurances.  The Parties agree to use their reasonable
           ------------------
efforts to effectuate this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, each of the Parties hereto caused this Agreement to be executed on its behalf as of the date first above written.


                             PHP HEALTHCARE CORPORATION


                             By:     /s/ Jack M. Mazur
                                     -----------------------------
                             Name:   Jack M. Mazur
                             Title:  President and Chief Executive Officer



                             CHASE MANHATTAN BANK & JOHN W.
                             KLUGE TRUSTEES U/A DTD 5/30/84 AS
                             AMENDED BY AND FOR JOHN W. KLUGE


                             By:     /s/ John W. Kluge
                                     -----------------------------
                             Name:   John W. Kluge
                             Title:



                             /s/ John W. Kluge
                             -----------------------------------------
                             JOHN W. KLUGE